Exhibit (e)

                    AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT


         This AMENDMENT NO. 1, dated as of the 30th day of June, 2000, is made by and between Alleghany Funds, a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Provident Distributors, Inc. ("Provident") (collectively, the "Parties").

                                WITNESSETH THAT:
         WHEREAS, the Trust and Provident have entered into an agreement dated September 16, 1999 and effective on December 1, 1999, wherein Provident has agreed to provide certain distribution services to the Trust ("Distribution Agreement"); and
         WHEREAS, the Parties wish to amend the Distribution Agreement to include under its terms one additional separate series of shares identified as Alleghany/Veredus SciTech Fund;
         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Distribution Agreement in the form attached hereto as Schedule "A".
         This Amendment shall take effect upon the date that the respective amendments to the registration statement of the Trust registering Alleghany/Veredus SciTech Fund become effective.
         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one type written page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Alleghany Funds                                  Provident Distributors, Inc.

/s/Kenneth C. Anderson                           /s/Philip H. Rinnander
By:  Kenneth C. Anderson, President         By: Philip H. Rinnander, President

/s/Gerald F. Dillenburg                             /s/Jason A. Greim
Attest:  Gerald F. Dillenburg, V.P.       Attest: Jason A. Greim, Vice President





                                                        SCHEDULE "A"

                    TO THE DISTRIBUTION AGREEMENT BETWEEN ALLEGHANY FUNDS


                                  Alleghany/Montag & Caldwell Growth Fund Alleghany/Chicago Trust Growth & Income Fund Alleghany/Chicago Trust Talon Fund Alleghany/Chicago Trust Balanced Fund Alleghany/Montag & Caldwell Balanced Fund Alleghany/Chicago Trust Bond Fund Alleghany/Chicago Trust Municipal Bond Fund Alleghany/Chicago Trust Money Market Fund Alleghany/Chicago Trust SmallCap Value Fund Alleghany/Veredus Aggressive Growth Fund
                                  Alleghany/Blairlogie Emerging Markets Fund Alleghany/Blairlogie International Developed
                                  Fund Alleghany/Veredus SciTech Fund